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                                                       EXHIBIT 21 ANNUAL REPORT
                                                     FORM 10-K, COMMISSION FILE
                                                               NUMBER 000-26572

                                  NHP INCORPORATED
                                     SUBSIDIARIES

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SUBSIDIARIES OF NHP                                   PLACE OF      PERCENT OF
INCORPORATED (PARENT AND REGISTRANT)               INCORPORATION   VOTING POWER
------------------------------------------------   -------------   ------------
NHP Management Company                             Washington, D.C.     100
  NHP Texas Management Company                     Texas                100
  NHP Puerto Rico Management Company               Delaware             100
  NHP-HG Six, Inc.                                 Virginia             100
    Congress Management Company Limited
     Partnership                                   Massachusetts        100
  NHP Florida Management Company                   Florida              100
  NHP-HG Fifteen, Inc.                             Virginia             100
  NHP Cash Management Services, Inc.               Virginia             100
  NHP-HG Seventeen, Inc.                           Virginia             100
    Broad Street Management, Inc.                  Ohio                 100
Property Services Group, Inc.                      Washington, D.C.     100
The Risk Specialist Group, Inc.                    Washington, D.C.     100
NHP-HG II, Inc.                                    Virginia             100
NHP-HDV Three, Inc.                                Delaware             100
  Rescorp Realty, Inc.                             Illinois             100
NHP Financial Services, Ltd.                       Delaware             100
  Washington Mortgage Financial Group Ltd.         Delaware             100
    WMF/Huntoon Paige Associates Limited           Delaware             100
    WMF/Proctor & Associates of Michigan, Inc.     Michigan             100
NHP Maintenance Services Group                     Delaware             100
NHP Southwark HA, Inc.                             Virginia             100
NHP A&R Services, Inc.                             Virginia             100
NHP Equity Services, Inc.                          Virginia             100
NHP Asset Management Services, Inc.                Virginia             100
NHP-HDV Twenty, Inc.                               Virginia             100
Preferred Home Health, Inc.                        Florida              100
  Preferred Home Health Limited Partnership        Florida              100
NHP-HDV Ten, Inc.                                  Delaware             100
NHP-HDV Eleven, Inc.                               Delaware             100
NHP-HDV Twelve, Inc.                               Delaware             100
NHP-HDV Fourteen, Inc.                             Delaware             100
NHP-HDV Fifteen, Inc.                              Delaware             100
NHP-HDV Sixteen, Inc.                              Delaware             100
NHP-HDV Seventeen, Inc.                            Delaware             100
NHP-HDV Eighteen, Inc.                             Delaware             100
NHP-HDV Nineteen, Inc.                             Delaware             100
NHP Mid-Atlantic Partners One Limited
 Partnership                                       Delaware             100
NHP Mid-Atlantic Partners Two Limited
 Partnership                                       Delaware             100
NHP Mid-Atlantic Partners Three Limited
 Partnership                                       Delaware             100
NHP-HG Sixteen, Inc.                               Virginia             100
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